Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Stoke Therapeutics, Inc:

We consent to the use of our report dated March 23, 2020 incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts
July 10, 2020